UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 23, 2003


                                 SKYFRAMES INC.
               (Exact name of registrant as specified in charter)



             Utah                   000-27849               00-1748413
  (State or other jurisdiction   (Commission File         I.R.S. Employer
of incorporation or organization)     Number)            Identification No.)




                          555 Anton Blvd., Suite 1200
                              Costa Mesa, CA 92626
                    (Address of principal executive offices)


                         Registrant's telephone number,
                              including area code:
                                 (714) 957-1000


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ITEM  5.     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

On June 23, 2003, Skyframes, Inc. (the "Company") entered into a Securities Purchase Agreement with Ocean Drive Holdings LLC, a New York limited liability company (the "Investor"), whereby the Investor agreed to loan the Company the principal amount of One Hundred Fifty Thousand Dollars ($150,000) by execution of a Senior Convertible Promissory Note, which is due and payable on June 16, 2004 (the "Note"). The Note bears interest at the rate of eight percent (8%) and is convertible at the option of the Investor into the Company's common stock at the rate of Fifty Cents ($.50) per share.

The Company also issued to the Investor a Common Stock Purchase Warrant entitling the Investor to purchase One Hundred Fifty Thousand (150,000) shares of the Company's common stock at Two Dollars Seven Cents ($2.07) per share (the "Warrant"). This Warrant expires June 23, 2008.

In connection with this investment, the Company also granted the Investor registration rights, giving the Investor the right to register the common stock underlying the Warrant and the common stock convertible under the Note.

The foregoing description of this investment does not purport to be complete and is only a summary of the principal terms of the referred documents.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Skyframes, Inc.


Date: July 3, 2003                       By:  /s/ James W. France
                                            ------------------------------
                                              James W. France, President


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